EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations 847-607-2012

Conference call to be held July 23, 2015 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through August 23rd by dialing 855-859-2056, access code 39409776. To hear a live simulcast of the call or access the audio archive, visit the investor relations page on www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS
FOR THE SECOND QUARTER AND YEAR TO DATE 2015

Lake Forest, Illinois, July 23, 2015—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the second quarter and year to date 2015.

SECOND QUARTER RESULTS
Revenues for the quarter ended June 30, 2015 were $715.7 million, up $74.9 million or 11.7% from $640.8 million in the second quarter last year. Acquisitions contributed approximately $58.9 million to the current period’s growth in revenues. Revenues increased 15.9% compared to the prior period when adjusted for unfavorable foreign exchange impact of $27.3 million.
Gross profit, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), was $304.8 million, up 10.7% from $275.3 million in the second quarter last year. GAAP gross profit as a percent of revenues was 42.6% compared to 43.0% in the second quarter of 2014. Non-GAAP gross profit, when adjusted for various items identified in the second of the following tables, was $305.3 million, up 10.5% from $276.4 million in the second quarter last year. Non-GAAP gross profit as a percent of revenues was 42.7% compared to 43.1% in the second quarter of 2014.
GAAP earnings per diluted share decreased 26.4% to $0.70 from $0.95 in the second quarter last year. Non-GAAP earnings per diluted share, when adjusted for various items identified in the third of the following tables, increased 9.7% to $1.14 from $1.04. See tables below.

FIRST SIX MONTHS RESULTS
Revenues for the six months ended June 30, 2015 were $1.38 billion, up 13.9% from $1.21 billion in the same period last year. Acquisitions contributed approximately $145.2 million to the current year’s growth in revenues. Revenues increased 18.1% compared with the prior period when adjusted for unfavorable foreign exchange impact of $50.4 million.
GAAP gross profit was $586.2 million, up 10.4% from $530.8 million in the same period last year. GAAP gross profit as a percent of revenues was 42.5% compared to 43.8% in the same period last year. Non-GAAP gross profit, when adjusted for various items identified in the second of the following tables, was $586.7 million, up 10.2% from $532.5 million in the same period as last year. Non-GAAP gross profit as a percent of revenues was 42.5% compared to 44.0% in the same period as last year.
GAAP earnings per diluted share decreased 15.6% to $1.57 from $1.87 in 2014. Non-GAAP earnings per diluted share, when adjusted for various items identified in the third of the following tables, increased 6.7% to $2.22 from $2.08. See tables below.

The following table shows our calculations of organic revenue growth (in millions)(1)

	Three Months Ended June 30,				Six Months Ended June 30,
			Change				Change
	2015	2014	$	%	2015	2014	$	%
Total As Reported Revenues (GAAP)	$715.7	$640.8	$74.9	11.7%	$1,379.0	$1,210.8	$168.2	13.9%
Adjustment for Foreign Exchange	27.3		27.3		50.4		50.4
Subtotal (non-GAAP):	743.0	640.8	102.2	15.9%	1,429.4	1,210.8	218.6	18.1%

Adjustment for Acquisitions	(109.10)	(50.20)	(58.90)		(195.40)	(50.20)	(145.20)
Adjustment for Regulated Returns and Recall Management Services	(24.40)	(24.70)	0.3		(40.60)	(47.80)	7.2
Subtotal (non-GAAP):	$609.5	$565.9	$43.6	7.7%	$1,193.4	$1,112.8	$80.6	7.2%

Domestic/ International Breakdown:
Domestic Revenues	$518.2	$452.3	$65.9	14.6%	$990.4	$842.1	$148.3	17.6%
International Revenues	197.5	188.5	9.0	4.8%	388.6	368.7	19.9	5.4%
Total As Reported Revenues (GAAP)	$715.7	$640.8	$74.9	11.7%	$1,379.0	$1,210.8	$168.2	13.9%

(1) For internal purposes, we exclude the impact of foreign exchange, revenues attributed to acquisitions closed within the preceding 12 months, and revenue from our regulated returns and recall management services when we evaluate organic revenue growth. This table and the Company’s internal use of non-GAAP adjusted revenues are not intended to imply, and should not be interpreted as implying, that non-GAAP adjusted revenues are a better measure of internal growth or the Company’s performance, as compared to GAAP revenues.

Table to reconcile GAAP Gross Profit to Non-GAAP Gross Profit (in thousands)(2)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
GAAP Gross Profit	$304,824	42.6%	$275,304	43.0%	$586,155	42.5%	$530,773	43.8%
Plant Conversion Expenses	514	0.1%	1,115	0.2%	514	0.0%	1,689	0.1%
Non-GAAP Gross Profit	$305,338	42.7%	$276,419	43.1%	$586,669	42.5%	$532,462	44.0%

(2) In accordance with GAAP, reported Gross Profit includes the impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP Gross Profit are not intended to imply, and should not be interpreted as implying, that non-GAAP Gross Profit is a better measure of performance than GAAP Gross Profit.

Table to reconcile GAAP EPS to Non-GAAP EPS(3)

	Three Months Ended June 30,				Six Months Ended June 30,
			Change				Change
	2015	2014	$	%	2015	2014	$	%
GAAP EPS	$0.70	$0.95	$(0.250)	(26.40)%	$1.57	$1.87	$(0.290)	(15.60)%
Acquisition Expenses	0.03	0.05			0.06	0.08
Integration Expenses	0.07	0.04			0.13	0.06
Change in Fair Value of Contingent Consideration	0.00	(0.010)			(0.010)	0.05
Litigation Expenses	0.32	0.00			0.33	0.01
Plant Conversion and Restructuring Expenses	0.03	0.01			0.12	0.01
Non-GAAP EPS (Adjusted)	$1.14	$1.04	$0.10	9.7%	$2.22	$2.08	$0.14	6.7%

(3) In accordance with GAAP, reported earnings per share (EPS) include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $178.7 million and $238.3 million for the six months ended June 30, 2015 and 2014, respectively.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: This press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste industry, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, exposure to environmental liabilities, compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	June 30,	December 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$32,956	$22,236
Short-term investments	103	380
Accounts receivable, net	524,134	465,473
Deferred income taxes	28,327	28,322
Prepaid expenses	33,202	30,632
Other current assets	41,471	33,173
Total Current Assets	660,193	580,216
Property, plant and equipment, net	468,960	460,408
Goodwill	2,454,092	2,418,832
Intangible assets, net	908,176	909,645
Other assets	35,523	32,621
Total Assets	$4,526,944	$4,401,722

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$129,270	$131,969
Accounts payable	143,833	114,596
Accrued liabilities	151,310	131,743
Deferred revenues	18,560	21,624
Other current liabilities	66,762	61,599
Total Current Liabilities	509,735	461,531
Long-term debt, net of current portion	1,538,736	1,527,246
Deferred income taxes	428,392	431,643
Other liabilities	68,060	64,117
Equity:
Common stock	848	849
Additional paid-in capital	354,639	289,211
Accumulated other comprehensive loss	(180,907)	(138,419)
Retained earnings	1,788,123	1,743,371
Total Stericycle, Inc. Equity	1,962,703	1,895,012
Noncontrolling interest	19,318	22,173
Total Equity	1,982,021	1,917,185
Total Liabilities and Equity	$4,526,944	$4,401,722

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	$715,689	100.0%	$640,822	100.0%	$1,379,008	100.0%	$1,210,777	100.0%
Cost of revenues ("COR") - exclusive of depreciation and adjusting items shown below	396,279	55.4%	349,301	54.5%	763,619	55.4%	650,487	53.7%
Depreciation	14,072	2.0%	15,102	2.4%	28,720	2.1%	27,828	2.3%
Total cost of revenues	410,351	57.3%	364,403	56.9%	792,339	57.5%	678,315	56.0%
Gross profit (non-GAAP)	305,338	42.7%	276,419	43.1%	586,669	42.5%	532,462	44.0%
Selling, general and administrative expenses ("SG&A") - exclusive of depreciation, amortization, and adjusting items shown below	122,436	17.1%	109,329	17.1%	237,867	17.2%	209,509	17.3%
Depreciation	4,387	0.6%	3,977	0.6%	8,505	0.6%	7,292	0.6%
Amortization	8,921	1.2%	8,402	1.3%	17,718	1.3%	15,717	1.3%
Total SG&A expense	135,744	19.0%	121,708	19.0%	264,090	19.2%	232,518	19.2%
Income from operations (non-GAAP) - exclusive of adjusting items shown below	169,594	23.7%	154,711	24.1%	322,579	23.4%	299,944	24.8%
Adjusting items:
Plant conversion expenses (COR)	514	0.1%	1,115	0.2%	514	0.0%	1,689	0.1%
Acquisition expenses (SG&A)	2,986	0.4%	3,979	0.6%	6,282	0.5%	7,200	0.6%
Integration expenses (SG&A)	8,924	1.2%	4,679	0.7%	17,810	1.3%	7,164	0.6%
Change in fair value of contingent consideration (SG&A)	35	0.0%	(836)	-0.1%	(640)	0.0%	3,953	0.3%
Litigation expenses (SG&A)	44,827	6.3%	396	0.1%	46,950	3.4%	1,901	0.2%
Plant conversion and restructuring expenses (SG&A)	2,544	0.4%	—	—%	14,846	1.1%	—	—%
Income from operations (GAAP)	109,764	15.3%	145,378	22.7%	236,817	17.2%	278,037	23.0%
Other income (expense):
Interest expense, net	(16,390)	-2.3%	(16,368)	-2.6%	(34,988)	-2.5%	(31,266)	-2.6%
Other expense, net	(1,604)	-0.2%	(392)	-0.1%	(2,202)	-0.2%	(1,092)	-0.1%
Total other expense	(17,994)	-2.5%	(16,760)	-2.6%	(37,190)	-2.7%	(32,358)	-2.7%
Income before income taxes	91,770	12.8%	128,618	20.1%	199,627	14.5%	245,679	20.3%
Income tax expense	30,874	4.3%	45,941	7.2%	62,921	4.6%	83,232	6.9%
Net income	60,896	8.5%	82,677	12.9%	136,706	9.9%	162,447	13.4%
Less: net income attributable to noncontrolling interests	447	0.1%	741	0.1%	799	0.1%	1,362	0.1%
Net income attributable to Stericycle, Inc.	$60,449	8.4%	$81,936	12.8%	$135,907	9.9%	$161,085	13.3%

Earnings per share- diluted	$0.70		$0.95		$1.57		$1.87
Weighted average number of common shares outstanding - diluted	86,221,034		85,982,588		86,292,816		86,300,292

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Six Months Ended June 30,
	2015	2014
OPERATING ACTIVITIES:
Net income	$136,706	$162,447
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation expense	10,904	9,124
Excess tax benefit of stock options exercised	(10,899)	(7,080)
Depreciation	37,225	35,120
Amortization	17,718	15,717
Deferred income taxes	973	8,929
Change in fair value of contingent consideration	(640)	3,953
Other, net	6,326	—
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(51,041)	(9,606)
Accounts payable	21,019	10,646
Accrued liabilities	22,571	(6,809)
Deferred revenues	(3,156)	2,332
Other assets and liabilities	(9,046)	13,575
Net cash provided by operating activities	178,660	238,348
INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(61,766)	(304,832)
Proceeds from/ (purchases of) investments	271	(2,052)
Capital expenditures	(46,794)	(43,668)
Net cash used in investing activities	(108,289)	(350,552)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(39,590)	(28,005)
Borrowings on foreign bank debt	18,363	96,828
Repayments on foreign bank debt	(43,769)	(85,192)
Borrowings on term loan	250,000	—
Borrowings on senior credit facility	879,024	933,101
Repayments on senior credit facility	(1,072,468)	(732,059)
Payments on capital lease obligations	(1,951)	(1,993)
Payments of deferred financing costs	—	(2,280)
Payment for cash flow hedge	(8,833)	—
Purchases and cancellations of treasury stock	(85,149)	(137,186)
Proceeds from issuances of common stock	39,208	21,195
Excess tax benefit of stock options exercised	10,899	7,080
Payments to noncontrolling interests	(2,603)	(732)
Net cash (used)/ provided by in financing activities	(56,869)	70,757
Effect of exchange rate changes on cash and cash equivalents	(2,782)	(394)
Net increase/ (decrease) in cash and cash equivalents	10,720	(41,841)
Cash and cash equivalents at beginning of period	22,236	67,167
Cash and cash equivalents at end of period	$32,956	$25,326

NON-CASH ACTIVITIES:
Issuances of obligations for acquisitions	$47,827	$83,864